                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        DELPHI INFORMATION SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           DELPHI INFORMATION SYSTEMS, INC.

                      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     Notice is hereby given that a Special Meeting of Stockholders of Delphi Information Systems, Inc. (the "Company") will be held at the principal executive office of the Company, located at 3501 Algonquin Road, Suite 500 in Rolling Meadows, Illinois, on May 6, 1998, at 11:00 a.m., local time, and at any adjournments thereof, for the following purpose:

          To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's outstanding Common Stock, $.10 par value per share (the "Common Stock") and to reduce the number of authorized shares of the Company's Common Stock from 75,000,000 to 20,000,000.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. THE LAST PROXY EXECUTED BY A STOCKHOLDER REVOKES ALL PREVIOUS PROXIES EXECUTED BY THAT STOCKHOLDER.

                                   By Order of the Board of Directors



                                   Reid E. Simpson
                                   Senior Vice President - Finance and
                                   Administration, Chief Financial Officer
                                   and Secretary




Dated:  April 9, 1998

                           DELPHI INFORMATION SYSTEMS, INC.
                            3501 ALGONQUIN ROAD, SUITE 500
                           ROLLING MEADOWS, ILLINOIS  60008

                           SPECIAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON MAY 6, 1998

                                   ---------------

                                   PROXY STATEMENT

                                   ---------------

                                     INTRODUCTION

     This proxy statement and enclosed proxy card are being mailed on or about April 9, 1998 in connection with the solicitation on behalf of the Board of Directors of Delphi Information Systems, Inc. (the "Company") of proxies to be voted at a Special Meeting of Stockholders of the Company to be held at the principal executive offices of the Company, located at 3501 Algonquin Road, Suite 500, Rolling Meadows, Illinois 60008, on May 6, 1998 at 11:00 a.m, local time, and at any adjournments thereof.

     The purpose of the meeting is to consider and vote upon a proposal (the "Reverse Stock Split Proposal") to amend the Company's Certificate of Incorporation to effect a one-for-five reserve stock split of the outstanding Common Stock, par value $.10 par value (the "Common Stock") and to reduce the number of authorized shares of the Company's Common Stock from 75,000,000 to 20,000,000.

     Shares represented by proxies, received in the enclosed form and properly filled out, will be voted in accordance with the specifications made thereon.
In the absence of specific instructions, proxies will be voted in favor of the Reverse Stock Split Proposal described in this Proxy Statement. Proxies may be revoked by stockholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof. The last proxy executed by a stockholder revokes all previous proxies executed by that stockholder. A stockholder may also attend the Special Meeting and vote in person. Except for the "Reverse Stock Split Proposal" described in this Proxy Statement, no other matters will be presented for action at the Special Meeting.

     The holders of a majority of the issued and outstanding Common Stock of the Company, as a class, and the holders of a majority of the issued and outstanding Common Stock and Series D Preferred, together as a class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present or represented by proxy at the Special Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. If the adjournment is for more than thirty days, or, if after the adjournment a new record date is set, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the original meeting. Abstentions will be treated as present and entitled to vote for purposes of determining a quorum. Broker non-votes will not be considered as present and entitled to vote for purposes of determining a quorum. Stockholders of record at the close of business on Monday, April 6, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on the Record Date, there were 36,977,241 shares of Common Stock and 212 shares of the Series D Preferred Stock, par value $.10 per share (the "Series D Preferred") outstanding. The Common Stock and the Series D Preferred are the Company's only outstanding classes of voting securities. Each share of Common Stock is entitled to one vote, and each share of Series D Preferred is entitled to 226.2 votes on the Reverse Stock Split Proposal. (As of April 6, 1998, there were 212 shares of Series D Preferred outstanding representing a total of 47,954 votes for the Series D Preferred). The affirmative vote of the holders of a majority of the issued and outstanding Common Stock, voting as a class, and the affirmative vote of the holders of a majority of the issued and outstanding Common Stock and Series D Preferred, voting together as a class, shall be required to adopt the Reverse Stock Split Proposal. Abstentions and broker non-votes will be treated as a vote against the Reverse Stock Split Proposal. Votes cast at the Special Meeting will be counted by the persons appointed by the Company to act as inspectors of election for the Special Meeting.


                             REVERSE STOCK SPLIT PROPOSAL

GENERAL

     The Board of Directors of the Company has approved the Reverse Stock Split Proposal, subject to the approval by the stockholders of the Company. The Reverse Stock Split Proposal provides for (i) the combination and reclassification of the presently issued and outstanding shares of Common Stock, into a smaller number of shares of identical Common Stock, on the basis of one share of Common Stock for each five shares of Common Stock previously issued and outstanding (the "Reverse Stock Split") and (ii) a reduction in the number of shares of authorized Common Stock from 75,000,000 to 20,000,000 (the "Authorized Shares Reduction"). Except as may result from the payment of cash for fractional shares as described below, each stockholder will hold the same percentage of Common Stock and/or Series D Preferred, as the case may be, outstanding immediately following the Reverse Stock Split as each stockholder did immediately prior to the Reverse Stock Split and the Authorized Shares Reduction. If approved by the stockholders of the Company as provided herein, the Reverse Stock Split and the Authorized Shares Reduction will be effected by an amendment to the Company's Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"), and will become effective upon the filing of the Reverse

Stock Split Amendment with the Secretary of State of Delaware (the "Effective Time"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

     At the Effective Time, each share of Common Stock issued and outstanding will automatically be reclassified and converted into one-fifth of a share of Common Stock. The Series D Preferred has not been specifically included in the Reverse Stock Split Proposal because its conversion rate into Common Stock automatically adjusts to reflect the Reverse Stock Split.

     Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. Stockholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will, instead, receive from the Company a cash payment in U.S. dollars equal to such fraction multiplied by five times the arithmetic mean average closing bid price per share of the Common Stock on the Nasdaq Stock Market, Inc. ("Nasdaq") for the five trading days immediately preceding the Effective Date.

     The Company expects that, if the Reverse Stock Split Proposal is approved by the stockholders at the Special Meeting, the Reverse Stock Split Amendment will be filed promptly. However, notwithstanding approval of the Reverse Stock Split Proposal by the stockholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the Reverse Stock Split Amendment, if the Board of Directors determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company's stockholders at such time. Factors leading to such a determination could include, without limitation, any possible effect on Nasdaq listing or future securities offerings (see "Reasons for the Reverse Stock Split Proposal," below).

REASONS FOR THE REVERSE STOCK SPLIT

     The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split.

     During the 1997 calendar year, the closing bid price for the Common Stock on the SmallCap tier of The Nasdaq Stock Market, Inc. (the "Nasdaq SmallCap Market") ranged from $1.875 to $.875 per share. The closing bid price for the Common Stock on April 6, 1998, was $.78125 per share. The Company believes that such a low quoted market price per share may discourage potential new investors, increase market price volatility and decrease the liquidity of the Common Stock. Most importantly, on February 27, 1998, the Staff of Nasdaq SmallCap Market advised the Company that the Company's then current market price was below the minimum bid price of $1.00 per share required for continued inclusion of the Common Stock on the Nasdaq SmallCap Market, pursuant to new rules that went into effect on February 23, 1998 (the "New Nasdaq Listing Requirements"). The Company was then provided 90 days to comply with such requirement in order to continue the listing of its Common Stock on the

Nasdaq SmallCap Market. The Company believes, but cannot assure, that the Reverse Stock Split will enable the Common Stock to trade above the minimum bid price established by the New Nasdaq Listing Requirements. See "--Other Nasdaq Requirements."

     The Company believes that maintaining the listing of the Common Stock on Nasdaq is in the best interests of the Company and its stockholders. Inclusion in Nasdaq increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on Nasdaq.

     The Company also believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tends to discourage individual brokers within those firms from dealing in low-priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

     In addition, since brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commission, markups, or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

     The Company also believes that the number of shares of Common Stock authorized and outstanding is too high relative to the Company's current market capitalization.

     For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock.
However, there can be no assurance that, following the Reverse Stock Split, the Common Stock will trade at five times the market price of the Common Stock prior to the Reverse Stock Split.

REASONS FOR THE AUTHORIZED SHARES REDUCTION

     The purpose of the Authorized Shares Reduction is to decrease the number of authorized shares of Common Stock following effectiveness of the Reverse Stock Split so that the number of shares of Common Stock following the Reverse Stock Split bears a more appropriate relation to the total number of shares of Common Stock then outstanding.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

     Subject to stockholder approval, the Reverse Stock Split Proposal will be effected by filing the Reverse Stock Split Amendment to the Company's Certificate of Incorporation, and will be effective immediately upon such filing. Although the Company expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office promptly following approval of the Reverse Stock Split Proposal at the Special Meeting, the actual timing of such filing will be determined by the Company's management based upon their evaluation as to when such action will be most advantageous to the Company and its stockholders.

     Each stockholder that owns fewer than five shares of Common Stock will have such stockholder's fractional share of Common Stock converted into the right to receive cash as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares." The interest of such stockholder in the Company will thereby be terminated, and such stockholder will have no right to share in the assets or future growth of the Company. Each stockholder that owns five or more shares of Common Stock will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. Such interest will be represented by one-fifth as many shares as such stockholder owned before the Reverse Stock Split, other than in the case of fractional shares in which case such stockholder shall receive cash in lieu of such fractional share. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, including the Series D Preferred (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one-fifth of the number issuable in respect thereof immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

     The Reverse Stock Split will also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     The Company is authorized to issue 75,000,000 shares of Common Stock, of which 36,977,241 shares were issued and outstanding at the close of business on the Record Date. As proposed and as effected, the Authorized Shares Reduction would reduce the number of issued and outstanding shares of Common Stock to 20,000,000. The Company is also authorized to issue 2,000,000 shares of Preferred Stock, $.10 par value (the "Preferred Stock"), of which 16,577 were designated the Series D Preferred, of which 212 were issued and outstanding at the close of business on the Record Date. The number of outstanding shares of the Series D Preferred will not be changed by the Reverse Stock Split Proposal because its conversion rate into Common Stock automatically adjusts to reflect the Reverse Stock Split.

     On March 23, 1998, the Board of Directors declared a dividend of one preferred share purchase right ("Right") on each outstanding share of the Common Stock, payable to stockholders of record at the close of business on March 23, 1998. The Rights will expire on March 23, 2008. Each Right, when exercisable, entitles the holder thereof to purchase from the Company, at an exercise price of $25.00, one one-hundredth of a share of Series A Junior Preferred Shares, par value $.10 per share (the "Series A Preferred"). The Reverse Stock Split Proposal has no effect on the authorized and, when issued, outstanding number of Series A Preferred or the exercise price thereof because its conversion rate into Common Stock automatically adjusts to reflect the Reverse Stock Split.

     As of April 6, 1998, the Company had approximately 348 record holders of Common Stock and one holder of Series D Preferred and believes, based on information received from the transfer agent and those brokerage firms that hold the Company's securities in custodial or "street" name, that such shares were beneficially owned by an aggregate of approximately 1,776 beneficial owners of Common Stock and one beneficial owner of Series D Preferred. Based on estimated stockholdings as of April 6, 1998, the Company estimates that, after the Reverse Stock Split and Authorized Shares Reduction, the Company will continue to have approximately the same number of stockholders. EXCEPT FOR THE RECEIPT OF CASH IN LIEU OF FRACTIONAL INTERESTS, THE REVERSE STOCK SPLIT AND THE AUTHORIZED SHARES REDUCTION WILL NOT AFFECT ANY STOCKHOLDER'S PROPORTIONATE EQUITY INTEREST IN THE COMPANY.

     The par value of the Common Stock will remain at $.10 per share following the Reverse Stock Split and the Authorized Shares Reduction, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split and Authorized Shares Reduction will not affect the Company's retained deficit, and stockholders' equity will remain substantially unchanged.

     Effectuation of the Reverse Stock Split Proposal as of December 31, 1997 would not have had an effect on the Company's $3.7 million consolidated net loss for the nine month period then ended. However, net loss per share of $.10 would have been proportionately increased to approximately $.50. No adjustment has been made for the reduction in the number of shares of Common Stock resulting from the payment of cash for fractional shares. If the Reverse Stock Split Proposal is effected, the per share information and the average number of shares outstanding as presented in previously issued consolidated financial statements and other publicly available information of the Company would be restated following the Effective Date to reflect the Reverse Stock Split and the Authorized Shares Reduction.

     The Common Stock is currently listed on the Nasdaq SmallCap Market, under the trading symbol DLPH.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split and Authorized Shares Reduction will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split and Authorized Shares Reduction are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company will pay to the stockholder, in lieu of issuing fractional shares of the Company, cash in an amount equal to the same fraction multiplied by five times the average closing price of the Common Stock on the Nasdaq SmallCap Market for the five days immediately preceding the Effective Date. A change in the closing price of the Common Stock will affect the amount received by stockholders in lieu of fractional shares.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that such stockholder holds as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "old certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the old certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes the material federal income tax consequences of the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), existing and proposed regulations thereunder, reports of congressional committees, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All stockholders should consult with their own tax advisors.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

     STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

     The Company should not recognize any gain, or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a stockholder who receives only Common Stock upon the Reverse Stock Split. A stockholder who receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on an amount equal to the difference between the cash received and such stockholder's basis in such fractional share of Common Stock. For this purpose, a stockholder's basis in such fractional share of Common Stock will be determined as if the stockholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares Common Stock received in exchange therefor.

OTHER NASDAQ REQUIREMENTS

     In addition to the minimum bid price per share requirement described above, the Common Stock's continued listing on the Nasdaq SmallCap Market is subject to the maintenance of other quantitative and non-quantitative requirements, as set forth in the New Nasdaq Listing Requirements. In particular, the New Nasdaq Listing Requirements require that a company currently included in Nasdaq meet each of the following standards to maintain its continued listing: (i) either
(A) net tangible assets (defined as total assets, excluding goodwill, minus total liabilities) of $2 million, (B) total market capitalization of $35 million, or (C) net income (in the latest fiscal year or in two of the last three fiscal years) of $500,000; (ii) public float of at least 500,000 shares, with a market value of at least $1 million; (iii) minimum bid price of $1; (iv) at least two market makers; (v) at least 300 round lot beneficial shareholders; and (vi) compliance with certain corporate governance requirements. Determination of the calculation of net tangible assets may be subject to review from time to time by Nasdaq. Although the Company believes that it will meet such requirements on the first full trading day after the Company gives Nasdaq written notice that the Reverse Stock Split has become effective, there can be no assurances that such will be the case, or that continued losses or other factors beyond the control of the Company will not cause the Company to fail to meet such requirements.


             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                            REVERSE STOCK SPLIT PROPOSAL.


                         SECURITY OWNERSHIP OF MANAGEMENT AND
                              CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 6, 1998, the ownership of Common Stock and Series D Preferred by (i) each director of the Company, (ii) each executive officer of the Company, (iii) all current executive officers and directors of the Company as a group, and (iv) all persons known to the Company to be beneficial owners of more than five percent of the Common Stock or the Series D Preferred. The Common Stock and the Series D Preferred are the Company's only outstanding classes of voting securities. The information set forth in the table as to directors and officers is based upon information provided to the Company by such persons in connection with the preparation of this proxy statement.


                                                              BENEFICIAL OWNERSHIP
                                                              --------------------
                                                    COMMON STOCK           SERIES D PREFERRED
                                                --------------------       ------------------
                                                               PERCENT                   PERCENT
                                                                 OF                        OF
 NAME OF BENEFICIAL OWNER(1)                    OWNERSHIP(2)   CLASS(3)  OWNERSHIP(2)    CLASS(3)
 ---------------------------                    ---------      -----     ---------       -----
 Bay Area Micro-Cap Fund, L.P.(4)                3,515,751       9.2%         --            --

 Covington Associates(5)                             --           --         212           100%

 Coral Partners II,                              6,413,115       16.9         --            --
 a limited partnership(6)

 Okabena Partnership K,                          2,384,500       6.2          --            --
 a general partnership(7)

 Yuval Almog                                     6,593,115       17.3         --            --
 Director and Chairman of the Board(8)

 William Baumel                                  6,467,615       17.0         --            --
 Director(9)

 Larry Gerdes                                     233,719         *           --            --
 Director(10)


 Max Seybold                                         --           --          --            --
 Director and President
 and Chief Executive Officer

 Reid Simpson                                      8,500          *           --            --
 Senior Vice President, Finance and
 Administration; Chief Financial Officer(11)

 Robin Raina                                       25,000         *           --            --
 Senior Vice President(12)

 All directors and executive officers as a       6,914,834       18.1         --            --
 group (6 persons)



-------------------------

(1) Except where otherwise indicated, the mailing address of each of the stockholders named in the table is c/o Delphi Information Systems, Inc., 3501 Algonquin Road, Suite 500, Rolling Meadows, Illinois 60008.

(2) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3)   Percentages less than one percent are indicated by an asterisk.

(4) Includes 1,415,000 shares of Common Stock which may be acquired upon exercise of warrants and 126,500 shares of Common Stock held by Gregory
      F. Wilbur and Carolyn G. Wilbur as joint tenants with right of survivorship. The address of Bay Area Micro-Cap Fund, L.P. is 1151 Bay Laurel Drive, Menlo Park, California 94025.

(5) The address of Covington Associates is 60 State Street, Boston, Massachusetts 02109.

(6) Includes 1,000,000 shares of Common Stock which may be acquired upon exercise of warrants. The address of Coral Partners II is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(7) Includes 1,500,000 shares of Common Stock which may be acquired upon exercise of warrants. The address of Okabena Partnership K is 5140 Norwest Center, Minneapolis, Minnesota 55402-4133.

(8) Of the 6,563,115 shares of Common Stock, 6,413,115 shares of Common Stock are held by Coral Partners II, 50,000 shares are held by Coral Group, Inc. Retirement Plan for the benefit of Mr. Yuval, 50,000 shares of Common Stock may be acquired by Mr. Yuval upon exercise of warrants and 30,000 shares of Common Stock are held by Mr. Yuval and his wife who have shared voting and investment power. Mr. Almog is the Managing General Partner of Coral Partners II. Mr. Almog disclaims beneficial ownership of the shares held by Coral Partners II. The address of Mr. Almog is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(9) Of the 6,467,615 shares of Common Stock, 6,413,115 shares of Common Stock are held by Coral Partners II, 7,000 shares are held by The Coral Group, Inc. Retirement Plan for the benefit of Mr. Baumel and 27,500 shares of Common Stock, of which 20,000 shares of Common Stock may be acquired upon exercise of warrants and 7,500 shares of Common Stock are held by Mr. Baumel and his wife who have shared voting and investment power. Mr. Baumel is a Venture Partner of Coral Partners II. Mr. Baumel disclaims beneficial ownership of the shares held by Coral Partners II. The address of Mr. Baumel is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(10) Includes 70,000 shares of Common Stock which may be acquired upon exercise of warrants. The address of Mr. Gerdes is 3353 Peachtree Road, N.E., Suite 1030, Atlanta, Georgia 30326.

(11) All of the 8,500 shares of Common Stock are held by The Reid E. Simpson Revocable Trust as to which Mr. Simpson, as trustee, has sole voting power and investment power.

(12) Represents shares of Common Stock subject to stock options which may be exercised within 60 days of the Record Date.

      The Company has been advised by Coral Partners II ("Coral"), of which Directors of the Company Yuval Almog and William Baumel are affiliates, that Coral intends to vote for approval of the Reverse Stock Split Proposal.

COSTS OF SOLICITATION

      The cost of soliciting proxies, which also includes the preparation, printing, and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telegram, telex, telecopy, or personal interview. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in the names of such brokers and nominees and other "street names" and will reimburse them for any expenses incurred in connection therewith. The Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., will assist the Company in the solicitation of proxies from brokers and nominees for a fee of approximately $4,000. The Company will also reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services.

APPRAISAL RIGHTS

      Under Delaware law and the Company's Certificate of Incorporation, no appraisal rights are available to dissenting stockholders in regard to the Reverse Stock Split Proposal.

                          DEADLINE FOR STOCKHOLDER PROPOSALS

      Any stockholder proposal which may be properly included in the proxy solicitation material for the 1998 annual meeting of shareholders must be received by the Secretary of the Company no later than April 15, 1998. The mailing address of the Company for submission of any such proposal is given on the first page of this Proxy Statement.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                         By Order of the Board of Directors of
                         Delphi Information Systems, Inc.

                                      APPENDIX A

                                       FORM OF
                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                           DELPHI INFORMATION SYSTEMS, INC.

      Delphi Information Systems, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

      FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

      RESOLVED, that, subject to Stockholder approval at the Special Meeting,
Article IV of the Certificate of Incorporation of this Corporation shall be amended and restated to read in its entirety as follows:

                                      ARTICLE IV

               Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into one-fifth of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by five times the arithmetic mean average closing bid price per share of Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

               Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

               The Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively.
          The total number of shares of Preferred Stock authorized to be issued is 2,000,000 and each of such shares shall have a par value of $.10. The total number of shares of Common Stock authorized to be issued is 20,000,000 and each such share shall have a par value of $.10.

               The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series or shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

      THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

      FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Max Seybold, its President, this ________ day of ___________ 1998.


                         DELPHI INFORMATION SYSTEMS, INC.


                         By:
                            ----------------------------------------------------
                              Name:
                                     -------------------------------------------
                              Title:
                                     -------------------------------------------

                           DELPHI INFORMATION SYSTEMS, INC.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          May 6, 1998    11:00 A.M. C.S.T.

     The undersigned hereby appoints Messrs. Reid E. Simpson and Wolfgang Max Seybold, severally, proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Delphi Information Systems, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on May 6, 1998, and any adjournments thereof.

1. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 75,000,000 TO 20,000,000.

     [  ]  FOR          [  ]  AGAINST          [  ]  ABSTAIN


     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE PROPOSALS. PLEASE SIGN EXACTLY AS OWNERSHIP APPEARS ON THIS PROXY. WHERE STOCK IS HELD BY JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

               Dated:
               -----------------------------------

               -----------------------------------
               Signature

               -----------------------------------
               Signature if held jointly